Exhibit 99.1

       Unaudited Pro Forma Condensed Consolidated Statement of Operations
                        Twelve Months Ended July 3, 2004


The unaudited pro forma condensed consolidated statement of operations for the twelve months ended July 3, 2004 is based on the historical financial statements of Associated Materials Incorporated ("Associated Materials" or the "Company") and the historical consolidated financial statements of Gentek Holdings, Inc. ("Gentek Holdings") and on the assumptions and adjustments described in the notes to the unaudited pro forma condensed consolidated statement of operations. The pro forma adjustments are based upon available information, preliminary estimates and certain assumptions that we believe are reasonable, and are described in the accompanying notes.

On August 29, 2003, we acquired all of the issued and outstanding shares of capital stock of Gentek Holdings, the parent company of Gentek Building Products, Inc. and Gentek Building Products Limited, which we collectively refer to as "Gentek". The unaudited pro forma condensed consolidated statement of operations data has been prepared as if the acquisition of Gentek had occurred as of the beginning of the twelve-month period. The pro forma statement should not be considered indicative of actual results of operations that would have been achieved had the acquisition of Gentek occurred at the beginning of the twelve-month period and does not purport to indicate results of operations for any future period.

                        Associated Materials Incorporated
       Unaudited Pro Forma Condensed Consolidated Statement of Operations
                    For the Twelve Months Ended July 3, 2004
                                 (in thousands)



                                                   Historical
                                         -----------------------------
                                         Twelve Months     Two Months
                                             Ended           Ended             Gentek
                                            July 3,        August 29,         Holdings
                                              2004            2003           Acquisition
                                          Associated         Gentek           Pro Forma            Pro Forma
                                           Materials        Holdings         Adjustments           Combined
                                          -----------      -----------       -----------          -----------

Net sales ..........................      $   994,452      $    58,443       $      (337)(a)      $ 1,052,558
Cost of sales ......................          727,429           48,738              (337)(a)          772,983
                                                                                  (2,847)(b)
                                          -----------      -----------       -----------          -----------
Gross profit .......................          267,023            9,705             2,847              279,575
Selling, general and administrative
     expense .......................          192,489            4,009             2,975(b)           199,473
                                          -----------      -----------       -----------          -----------
Income from operations .............           74,534            5,696              (128)              80,102
Interest expense, net ..............           28,714              340            (2,969)(c)           26,085
Foreign currency loss (gain) .......               67              (41)                -                   26

Merger transaction costs ...........                -            3,055                 -                3,055
                                          -----------      -----------       -----------          -----------

Income from operations before income
   taxes ...........................           45,753            2,342             2,841               50,936

Income taxes .......................           18,886            1,268               984(d)            21,138
                                          -----------      -----------       -----------          -----------
Net income .........................      $    26,867      $     1,074       $     1,857          $    29,798
                                          ===========      ===========       ===========          ===========
EBITDA  (e) ........................      $    95,313      $     3,598       $        83          $    98,994
Adjusted EBITDA (e) ................      $   111,213      $     6,792       $         -          $   118,005

                        Associated Materials Incorporated
   Notes to Unaudited Pro Forma Condensed Consolidated Statement of Operations
                    For the Twelve Months Ended July 3, 2004
                             (Amounts in thousands)



(a) Elimination of sales and cost of sales between the Company and Gentek Holdings for the two months ended August 29, 2003. Neither the Company nor Gentek Holdings had significant quantities of inventory on hand at the end of the period as a result of these transactions.

(b) Details of the pro forma adjustments to cost of sales and selling, general and administrative expense to reflect the following: (i) the reclassification of supply center expenses and certain freight costs from cost of sales to selling, general and administrative expense to conform to the Company's presentation and (ii) elimination of the annual management services fee payable to Gentek Holdings' former parent company; and (iii) incremental depreciation and amortization of tangible and intangible assets recorded in conjunction with the acquisition.


                 Cost of sales:
                      Reclassification of certain costs........................     $    (2,932)
                      Net increase in depreciation and amortization............              85
                                                                                    -----------
                                                                                    $    (2,847)
                                                                                    ===========


                 Selling, general and administrative expenses:
                      Reclassification of certain cost of sales expenses.......     $     2,932
                      Management services fee..................................             (83)
                      Net increase in depreciation and amortization............             126
                                                                                    -----------
                                                                                    $     2,975
                                                                                    ===========


(c)  The pro forma adjustments to interest expense reflect the following:

                 Commitment fee on revolving credit facility...................     $     272
                 Term loan.....................................................         7,499
                 Revolving portion of credit facility..........................           468
                 9 3/4% senior subordinated notes..............................        16,088
                 Amortization of deferred financing costs......................         1,758
                                                                                    ---------
                 Pro forma interest expense....................................        26,085
                                                                                    ---------
                 Less: historical interest expense, net:
                       Company.................................................       (28,714)
                       Gentek Holdings - Two Months Ended August 29, 2003......          (340)
                                                                                    ----------
                 Total adjustment..............................................     $  (2,969)
                                                                                    ==========

     Interest expense was calculated as follows: (i) commitment fee on unused portion of the revolving credit facility of 1/2%; (ii) a rate of 3.95% (average London Interbank Offered Rate ("LIBOR") for the twelve months ended June 30, 2004 of 1.20% + 2.75%) on the term loan portion of the credit facility arranged at the time of the acquisition of Gentek Holdings,
     (iii) a rate of 4.20% (average LIBOR for the twelve months ended June 30, 2004 of 1.20% + 3.00%) on the revolving loan portion of the credit facility arranged at the time of the acquisition of Gentek Holdings, (iv) an interest rate of 9 3/4% on the senior subordinated notes; and (v) twelve months of amortization of deferred financing costs.

     The effect of a 1/8% increase or decrease in interest rates would increase or decrease total pro forma interest expense by $0.3 million for the twelve months ended July 3, 2004.

(d) This amount represents the necessary adjustment to reflect a pro forma income tax provision of 41.5%.

(e) EBITDA is calculated as net income plus interest, taxes, depreciation and amortization. Adjusted EBITDA excludes certain items. The Company considers Adjusted EBITDA to be an important indicator of its operational strength and performance of its business. The Company has included Adjusted EBITDA because it is a key financial measure used by management to (i) assess the Company's ability to service its debt and / or incur debt and meet the Company's capital expenditure requirements; (ii) internally measure the Company's operating performance; and (iii) determine the Company's incentive compensation programs. In addition, the Company's credit facility has certain covenants that use ratios utilizing this measure of Adjusted EBITDA. The definition of EBITDA under the indenture governing the 9 3/4% notes due 2012 also excludes certain items. Adjusted EBITDA has not been prepared in accordance with accounting principles generally accepted in the United States ("GAAP"). Adjusted EBITDA as presented by the Company may not be comparable to similarly titled measures reported by other companies. Such supplementary adjustments to EBITDA may not be in accordance with current SEC practices or the rules and regulations adopted by the SEC that apply to periodic reports filed under the Securities Exchange Act of 1934. Accordingly, the SEC may require that Adjusted EBITDA be presented differently in filings made with the SEC than as presented in this report, or not be presented at all. Adjusted EBITDA is not a measure determined in accordance with GAAP and should not be considered as an alternative to, or more meaningful than, net income (as determined in accordance with GAAP) as a measure of the Company's operating results or cash flows from operations (as determined in accordance with GAAP) or as a measure of the Company's liquidity. The reconciliation of net income to EBITDA and Adjusted EBITDA is as follows:

                                                Historical
                                        -------------------------
                                        Twelve Months  Two Months
                                            Ended        Ended         Gentek
                                           July 3,     August 29,     Holdings
                                            2004          2003      Acquisition
                                         Associated      Gentek      Pro Forma      Pro Forma
                                          Materials     Holdings    Adjustments     Combined
                                         ----------    ----------   -----------     ---------
Net income .........................      $ 26,867      $  1,074      $  1,857       $ 29,798
Interest ...........................        28,714           340        (2,969)        26,085
Taxes ..............................        18,886         1,268           984         21,138

Depreciation and amortization ......        20,846           916           211         21,973
                                          --------      --------      --------       --------
EBITDA .............................        95,313         3,598            83         98,994
Merger transaction costs (i) .......             -         3,055             -          3,055
Cost of sales adjustment (ii) ......         1,402             -             -          1,402
Certain warranty related costs (iii)             -            56             -             56

Management fees (iv) ...............             -            83           (83)             -

Management bonus (v) ...............        14,498             -             -         14,498
                                          --------      --------      --------       --------
Adjusted EBITDA ....................      $111,213      $  6,792      $      -       $118,005
                                          ========      ========      ========       ========

(i) Eliminates merger transaction costs, which includes $3.1 million of investment banking and legal fees incurred by Gentek Holdings in conjunction with the acquisition by the Company.
(ii) Eliminates a cost of sales expense relating to an inventory fair value adjustment recorded at the time of the Gentek Holdings acquisition totaling $1.4 million.
(iii) Eliminates certain warranty costs incurred by Gentek Holdings related to defects of specific colors of steel siding manufactured between 1992 and 1995 for which the Company has recorded an actuarially determined reserve representing the fair value of the liability at the date of the acquisition and for which the Company received a reduction in the purchase price.
(iv) Eliminates management services fee paid to Gentek Holdings' former parent company.
(v) Eliminates the management bonus paid in recognition of management's efforts with respect to the successful acquisition of Gentek Holdings, the Company's performance since the April 2002 merger transaction, as well as the completion of AMH Holdings, Inc.'s (the Company's indirect parent company) offering of senior discount notes.